EXHIBIT 35.1
            SERVICER COMPLIANCE STATEMENT (ITEM 1123)
                               GMAC MORTGAGE, LLC
     GMACM MORTGAGE LOAN TRUST 2006-J1 (THE "ISSUING ENTITY")

The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the "Servicer") pursuant to the Pooling and Servicing Agreement, dated as of February 27, 2006, (as amended from time to time, the "Agreement"), among Residential Asset Mortgage Products, Inc., as depositor, GMAC Mortgage, LLC (formerly GMAC Mortgage Corporation), as servicer, and Wells Fargo Bank, National Association, as trustee, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the Agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout such period.

 IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 26th day of March 2007.

By:      /s/ Anthony N. Renzi
      -------------------------
      Name:  Anthony N. Renzi
      Title:    Executive Vice President